Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Second Quarter and Year-to-Date 2022 Results

Delivers Fifth Consecutive Quarter of Sales Growth, Achieving Net Sales Growth of 9% or Net Sales Growth of 14% Excluding Divestitures

Repurchased 1.7 Million Quad Shares Through August 1, 2022

SUSSEX, WI, August 2, 2022 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), today reported results for the second quarter ended June 30, 2022.

Recent Highlights

•Increased Net Sales 9% in the second quarter of 2022, or 14% excluding divestitures, with growth in all product and service offerings.
•Reported Net Earnings of $5 million and Adjusted EBITDA of $56 million in the second quarter of 2022, a decline from Net Earnings of $34 million and Adjusted EBITDA of $63 million in the second quarter of 2021, and an increase compared to Net Loss of $1 million and Adjusted EBITDA of $49 million in the first quarter of 2022.
•Delivered Adjusted Diluted Earnings Per Share of $0.13 in both the second quarter of 2022 and the second quarter of 2021.
•Increased investments in hiring and training labor, inventories, and capital expenditures to protect clients from ongoing supply chain disruptions, and to prepare for the seasonally higher production period in the second half of the year.
•Paid remaining $209 million on the unsecured 7.00% senior notes on May 2, 2022, while maintaining up to $298 million of liquidity as of June 30, 2022.
•Repurchased 1.7 million shares of Class A common stock through August 1, 2022.
•2022 financial guidance remains unchanged.

Joel Quadracci, Chairman, President & CEO of Quad, said: “Our second quarter Net Sales increase of 14% excluding divestitures exceeded our expectations. This strong growth included print segment share gains and Net Sales growth across all of our offerings. Increasingly, brand owners and marketers are recognizing our unique value as a marketing experience company. We have architected a better way for our clients to deploy their marketing through a discipline-led, integrated platform that addresses all efforts – from idea to execution – and includes business strategy, insights and analytics, technology solutions, managed services, agency and studio solutions, media, print, in-store, and packaging. We will continue to strategically invest in our platform excellence to give our clients a more efficient, effective and frictionless way to go to market and reach consumers, while enhancing our competitive position to drive profitable growth.

“Our team continues to work diligently to mitigate the impacts of macro-economic headwinds, including ongoing supply chain constraints that impacted productivity and cost inflation. This included implementing an additional price increase in mid-May. We also made investments in the first half of the year to serve our clients well and drive higher sales and profitability during our seasonally busier second half of the year, where we see continued strong demand.

“As we look forward, we remain focused on serving our clients well, while enhancing Quad’s financial strength and driving shareholder value, including repurchasing shares. We will continue to prioritize growth while improving productivity and reducing debt during 2022, consistent with our commitment to create a better, more purposeful and sustainable way forward for all our stakeholders.”

Summary Results

Results for the three months ended June 30, 2022, include:

•Net Sales — Net Sales were $758 million in the second quarter of 2022, reflecting topline growth of 9% from the same period in 2021. Excluding the divestiture of QuadExpress, a third-party logistics (3PL) business, Net Sales increased 14% from the second quarter of 2021. Net Sales growth was achieved across all of our offerings due to increased pricing in response to inflationary pressures, print segment share gains and onboarding new clients in Agency Solutions.

•Net Earnings and Adjusted EBITDA — Net Earnings were $5 million in the second quarter of 2022 as compared to Net Earnings of $34 million in the second quarter of 2021. Adjusted EBITDA was $56 million in the second quarter of 2022, a decline from $63 million of Adjusted EBITDA in the same period last year. Net Earnings during the second quarter of 2021 were benefited by a $21 million gain ($16 million, net of tax) from the sale of QuadExpress, and a $14 million gain ($10 million, net of tax) from the sale and leaseback of the Chalfont, Pennsylvania, facility.

•Adjusted Diluted Earnings Per Share — Adjusted Diluted Earnings Per Share was $0.13 in the second quarter of 2022, consistent with the second quarter of 2021.

Results for the six months ended June 30, 2022, include:

•Net Sales — Net Sales were $1.5 billion in the six months ended June 30, 2022, up 7% from the same period in 2021, or up 12% excluding the QuadExpress divestiture. Net Sales growth was achieved across all of our offerings due to increased pricing in response to inflationary pressures, print segment share gains and onboarding new clients in Agency Solutions.

•Net Earnings and Adjusted EBITDA — Net Earnings were $4 million in the six months ended June 30, 2022, as compared to Net Earnings of $45 million in the six months ended 2021. The decrease is primarily due to $35 million ($26 million, net of tax) of gains in 2021 on the sale of QuadExpress, and sale and leaseback of the Chalfont, Pennsylvania, facility. Adjusted EBITDA was $105 million in the six months ended June 30, 2022, a decline from $133 million of Adjusted EBITDA in the same period in 2021. These declines were primarily due to the negative impact of supply chain disruptions on our productivity, investments in hiring and training labor in advance of the peak production season during the second half of the year, and cost inflation, which was partially offset by Net Sales growth.

•Adjusted Diluted Earnings Per Share — Adjusted Diluted Earnings Per Share was $0.17 in the six months ended June 30, 2022, as compared to $0.31 in the six months ended June 30, 2021.

•Net Cash Provided by (Used in) Operating Activities and Free Cash Flow — Net Cash Used in Operating Activities was $24 million in the six months ended June 30, 2022, as compared to Net Cash Provided by Operating Activities of $89 million during the same period in 2021. Free Cash Flow decreased $119 million from last year to negative $57 million in the six months ended June 30, 2022. The decline in Free Cash Flow was primarily driven by higher working capital in 2022 including increased inventory levels from higher costs on commodities and supply chain challenges with resulting longer lead times. Inventory levels have been proactively increased to prepare for the seasonally higher production period in the second half of the year. The decrease in Free Cash Flow was also due to lower profitability in the first half of the year and higher capital expenditures. As a reminder, the Company historically generates the majority of its Free Cash Flow in the fourth quarter of the year.

•Net Debt — Debt less cash and cash equivalents increased by $60 million to $684 million at June 30, 2022, as compared to $624 million at December 31, 2021, primarily due to investments in working capital, talent and equipment to enable continued sales growth.

2022 Guidance

The Company’s full-year 2022 financial guidance is unchanged and is as follows:

Financial Metric	2022 Guidance
Annual Net Sales Change (1)	3% to 7% increase
Full-Year Adjusted EBITDA	$230 to $270 million
Free Cash Flow	$70 to $100 million
Capital Expenditures	$55 to $65 million
Year-End Debt Leverage Ratio (2)	Approximately 2.25x
(1) Annual Net Sales Change excludes the Net Sales impact from the divestiture of QuadExpress, which was sold on June 30, 2021.
(2) Debt Leverage Ratio is calculated at the midpoint of the Adjusted EBITDA guidance.

Tony Staniak, CFO of Quad, said: “We continue to deliver a one-of-a-kind marketing experience to our clients and achieved a fifth consecutive quarter of Net Sales growth. We are poised to serve our clients well while growing sales and profitability in the second half of 2022 due to client demand of our through-the-line marketing offering, combined with our proactive measures to hire and train labor, and build inventory levels heading into our peak production period. We are also pleased to show Quad’s value as an investment by repurchasing 1.7 million shares through August 1, 2022, and will pursue additional opportunities to repurchase shares during the remainder of the year under a Rule 10b5-1 repurchase plan. We are on track to achieve our full-year 2022 financial guidance, and while Annual Net Sales growth has the potential to exceed the guidance range, we remain cautious in the current macroeconomic environment and are not increasing the Net Sales guidance range at this time. We are closely monitoring the economy and are prepared to adjust as necessary to achieve our year-end debt leverage guidance, and continue enhancing our financial strength.”

Quarterly Conference Call

Quad will hold a conference call at 10 a.m. ET on Wednesday, August 3, to discuss second quarter and year-to-date 2022 results. As part of the conference call, Quad will conduct a question-and-answer session. Investors are invited to email their questions in advance to IR@quad.com.

Participants may pre-register for the webcast by navigating to https://dpregister.com/sreg/10168342/f36f9cc470. Participants will be given a unique PIN to gain immediate access to the call on August 3, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants may dial in on the day of the call as follows:
•U.S. Toll-Free: 1-877-328-5508
•International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. In addition, telephone playback will also be available until September 3, 2022, accessible as follows:
•U.S. Toll-Free: 1-877-344-7529
•International Toll: 1-412-317-0088
•Replay Access Code: 4494102

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials, including paper and the materials to manufacture ink) and the impact of fluctuations in the availability of raw materials, including paper and the materials to manufacture ink; the impact of inflationary cost pressures and supply chain shortages, as well as rising interest rates; the impact of decreasing demand for printed materials and significant overcapacity in a highly competitive environment creates downward pricing pressures and potential under-utilization of assets; the negative impacts the COVID-19 pandemic has had and will continue to have on the Company’s business, financial condition, cash flows, results of operations and supply chain, including rising inflationary cost pressures on raw materials, distribution and labor, and future uncertain impacts; the failure to attract and retain qualified talent across the enterprise; the impact of increased business complexity as a result of the Company’s transformation to a marketing experience company; the impact of digital media and similar technological changes, including digital substitution by consumers; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of changes in postal rates, service levels or regulations, including delivery delays due to ongoing COVID-19 impacts on daily operational staffing at the United States Postal Service; the impact of a data-breach of sensitive information, ransomware attack or other cyber incident on the Company; the impact negative publicity could have on our business; the impact of changing future economic conditions; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the fragility and decline in overall distribution channels; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; the impact of risks associated with the operations outside of the United States (“U.S.”), including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents, and geopolitical events like war or terrorism; significant investments may be needed to maintain the Company’s platforms, processes, systems, client and product technology and marketing and to remain technologically and economically competitive; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts COVID-19 may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, gains from sale and leaseback, loss on debt extinguishment, equity in loss of unconsolidated entity, and the Adjusted EBITDA for unconsolidated equity method investments (calculated in a consistent manner with the calculation for Quad). Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings (Loss) Per Share is defined as earnings (loss) before income taxes and equity in loss of unconsolidated entity excluding restructuring, impairment and transaction-related charges and gain from sale and leaseback, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad

Quad (NYSE: QUAD) is a global marketing experience company that helps brands reimagine their marketing to be more streamlined, impactful, flexible, and frictionless. Quad’s strategic priorities are powered by three key competitive advantages that include integrated marketing platform excellence, innovation, and culture and social purpose. The company’s integrated marketing platform is powered by a set of core disciplines including business strategy, insights and analytics, technology solutions, managed services, agency and studio solutions, media, print, in-store, and packaging.

Serving over 4,600 clients, Quad has more than 15,000 people working in 14 countries around the world.

Please visit quad.com for more information.

Investor Relations Contact
Katie Krebsbach
Investor Relations Manager, Quad
414-566-4247
kkrebsbach@quad.com

Media Contact
Claire Ho
Director of Corporate Communications, Quad
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended June 30, 2022 and 2021
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended June 30,
	2022	2021
Net sales	$757.7	$693.9
Cost of sales	618.1	554.2
Selling, general and administrative expenses	86.9	80.1
Gain from sale and leaseback	—	(13.7)
Depreciation and amortization	35.3	38.7
Restructuring, impairment and transaction-related charges	3.2	(13.4)
Total operating expenses	743.5	645.9
Operating income	14.2	48.0
Interest expense	10.9	15.6
Net pension income	(3.1)	(3.5)
Earnings before income taxes and equity in loss of unconsolidated entity	6.4	35.9
Income tax expense	1.1	1.3
Earnings before equity in loss of unconsolidated entity	5.3	34.6
Equity in loss of unconsolidated entity	—	0.2
Net earnings	$5.3	$34.4

Earnings per share
Basic	$0.10	$0.67
Diluted	$0.10	$0.66

Weighted average number of common shares outstanding
Basic	52.1	51.3
Diluted	54.1	52.5

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2022 and 2021
(in millions, except per share data)
(UNAUDITED)

	Six Months Ended June 30,
	2022	2021
Net sales	$1,501.9	$1,399.7
Cost of sales	1,237.7	1,114.0
Selling, general and administrative expenses	166.0	160.6
Gain from sale and leaseback	—	(13.7)
Depreciation and amortization	71.8	80.6
Restructuring, impairment and transaction-related charges	6.8	(10.8)
Total operating expenses	1,482.3	1,330.7
Operating income	19.6	69.0
Interest expense	20.2	30.1
Net pension income	(6.3)	(7.6)
Earnings before income taxes and equity in loss of unconsolidated entity	5.7	46.5
Income tax expense	1.4	1.8
Earnings before equity in loss of unconsolidated entity	4.3	44.7
Equity in loss of unconsolidated entity	—	0.1
Net earnings	$4.3	$44.6

Earnings per share
Basic	$0.08	$0.87
Diluted	$0.08	$0.85

Weighted average number of common shares outstanding
Basic	51.8	51.3
Diluted	53.8	52.7

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2022 and December 31, 2021
(in millions)

	(UNAUDITED) June 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$11.8	$179.9
Receivables, less allowance for credit losses	344.5	362.0
Inventories	278.5	226.2
Prepaid expenses and other current assets	47.6	41.0
Total current assets	682.4	809.1
Property, plant and equipment—net	695.7	727.0
Operating lease right-of-use assets—net	126.4	125.7
Goodwill	86.4	86.4
Other intangible assets—net	61.3	75.3
Other long-term assets	71.7	66.5
Total assets	$1,723.9	$1,890.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$379.8	$367.3
Other current liabilities	257.5	314.3
Short-term debt and current portion of long-term debt	49.9	245.6
Current portion of finance lease obligations	1.0	1.8
Current portion of operating lease obligations	29.2	28.1
Total current liabilities	717.4	957.1
Long-term debt	643.9	554.9
Finance lease obligations	1.1	1.4
Operating lease obligations	100.3	99.8
Deferred income taxes	13.6	11.9
Other long-term liabilities	109.3	128.1
Total liabilities	1,585.6	1,753.2

Shareholders’ equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	839.6	839.3
Treasury stock, at cost	(14.5)	(14.9)
Accumulated deficit	(523.5)	(527.8)
Accumulated other comprehensive loss	(164.7)	(161.2)
Total shareholders’ equity	138.3	136.8
Total liabilities and shareholders’ equity	$1,723.9	$1,890.0

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2022 and 2021
(in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2022	2021
OPERATING ACTIVITIES
Net earnings	$4.3	$44.6
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	71.8	80.6
Impairment charges	0.1	1.7
Settlement charges on pension plans	—	0.6
Stock-based compensation	3.8	4.7
Gain on the sale of businesses	—	(20.9)
Gain on the sale or disposal of property, plant and equipment	(1.2)	(23.3)
Deferred income taxes	1.1	2.1
Other non-cash adjustments to net earnings	1.2	1.5
Changes in operating assets and liabilities—net of acquisitions and divestitures	(104.6)	(2.7)
Net cash provided by (used in) operating activities	(23.5)	88.9

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(33.5)	(27.2)
Cost investment in unconsolidated entities	(2.7)	(0.7)
Proceeds from the sale of property, plant and equipment	3.2	35.0
Proceeds from the sale of a business	—	39.0
Other investing activities	1.8	(0.2)
Net cash provided by (used in) investing activities	(31.2)	45.9

FINANCING ACTIVITIES
Payments of current and long-term debt	(222.1)	(83.0)
Payments of finance lease obligations	(1.5)	(1.6)
Borrowings on revolving credit facilities	344.2	120.1
Payments on revolving credit facilities	(229.8)	(114.5)
Proceeds from issuance of long-term debt	1.1	—
Changes in ownership of noncontrolling interests	—	(1.9)
Purchases of treasury stock	(0.9)	—
Equity awards redeemed to pay employees’ tax obligations	(2.5)	(1.1)
Payment of cash dividends	(1.4)	(1.4)
Other financing activities	(0.3)	(8.1)
Net cash used in financing activities	(113.2)	(91.5)

Effect of exchange rates on cash and cash equivalents	(0.2)	(0.2)
Net increase (decrease) in cash and cash equivalents	(168.1)	43.1
Cash and cash equivalents at beginning of period	179.9	55.2
Cash and cash equivalents at end of period	$11.8	$98.3

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Six Months Ended June 30, 2022 and 2021
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended June 30, 2022
United States Print and Related Services	$649.4	$19.9	$1.6
International	108.3	6.2	1.3
Total operating segments	757.7	26.1	2.9
Corporate	—	(11.9)	0.3
Total	$757.7	$14.2	$3.2

Three months ended June 30, 2021
United States Print and Related Services	$610.9	$55.8	$(14.5)
International	83.0	3.0	0.9
Total operating segments	693.9	58.8	(13.6)
Corporate	—	(10.8)	0.2
Total	$693.9	$48.0	$(13.4)

Six months ended June 30, 2022
United States Print and Related Services	$1,300.5	$31.7	$3.3
International	201.4	9.9	2.9
Total operating segments	1,501.9	41.6	6.2
Corporate	—	(22.0)	0.6
Total	$1,501.9	$19.6	$6.8

Six months ended June 30, 2021
United States Print and Related Services	$1,245.5	$88.3	$(13.4)
International	154.2	4.5	1.7
Total operating segments	1,399.7	92.8	(11.7)
Corporate	—	(23.8)	0.9
Total	$1,399.7	$69.0	$(10.8)
______________________________
(1)Restructuring, impairment and transaction-related charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended June 30, 2022 and 2021
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended June 30,
	2022	2021
Net earnings	$5.3	$34.4
Interest expense	10.9	15.6
Income tax expense	1.1	1.3
Depreciation and amortization	35.3	38.7
EBITDA (Non-GAAP)	$52.6	$90.0
EBITDA Margin (Non-GAAP)	6.9%	13.0%

Restructuring, impairment and transaction-related charges (1)	3.2	(13.4)
Gain from sale and leaseback (2)	—	(13.7)
Other (3)	—	0.3
Adjusted EBITDA (Non-GAAP) (4)	$55.8	$63.2
Adjusted EBITDA Margin (Non-GAAP)	7.4%	9.1%
______________________________
(1)Operating results for the three months ended June 30, 2022 and 2021, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended June 30,
	2022	2021
Employee termination charges (a)	$0.5	$2.8
Impairment charges (b)	—	0.9
Transaction-related charges (c)	0.3	0.2
Other restructuring charges (income) (d)	2.4	(17.3)
Restructuring, impairment and transaction-related charges	$3.2	$(13.4)
______________________________
(a)Employee termination charges were related to workforce reductions through separation programs and facility consolidations.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of gains on the sale of facilities and businesses, including a $20.9 million gain on the sale of a business during the three months ended June 30, 2021.
(2)The Company executed a sale and leaseback of its Chalfont, Pennsylvania facility resulting in a $13.7 million gain during the three months ended June 30, 2021.
(3)Other includes the following items: (a) the equity in loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; and (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad.
(4)The Company made a change in its definition of Adjusted EBITDA to include net pension income. This change is reflected in both periods presented.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Six Months Ended June 30, 2022 and 2021
(in millions, except margin data)
(UNAUDITED)

	Six Months Ended June 30,
	2022	2021
Net earnings	$4.3	$44.6
Interest expense	20.2	30.1
Income tax expense	1.4	1.8
Depreciation and amortization	71.8	80.6
EBITDA (Non-GAAP)	$97.7	$157.1
EBITDA Margin (Non-GAAP)	6.5%	11.2%

Restructuring, impairment and transaction-related charges (1)	6.8	(10.8)
Gain from sale and leaseback (2)	—	(13.7)
Other (3)	—	0.5
Adjusted EBITDA (Non-GAAP) (4)	$104.5	$133.1
Adjusted EBITDA Margin (Non-GAAP)	7.0%	9.5%
______________________________
(1)Operating results for the six months ended June 30, 2022 and 2021, were affected by the following restructuring, impairment and transaction-related charges:

	Six Months Ended June 30,
	2022	2021
Employee termination charges (a)	$1.6	$7.5
Impairment charges (b)	0.1	1.7
Transaction-related charges (c)	0.5	0.4
Other restructuring charges (income) (d)	4.6	(20.4)
Restructuring, impairment and transaction-related charges	$6.8	$(10.8)
______________________________________
(a)Employee termination charges were related to workforce reductions through separation programs and facility consolidations.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Other restructuring charges include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of gains or losses on the sale of facilities and businesses, including a $20.9 million gain on the sale of a business during the six months ended June 30, 2021.
(2)The Company executed a sale and leaseback of its Chalfont, Pennsylvania facility resulting in a $13.7 million gain during the six months ended June 30, 2021.
(3)Other includes the following items: (a) the equity in loss of unconsolidated entity, which includes the results of operations for an investment in an entity where Quad has the ability to exert significant influence, but not control, and is accounted for using the equity method of accounting; and (b) the Adjusted EBITDA for unconsolidated equity method investments, which was calculated in a consistent manner with the calculation above for Quad.
(4)The Company made a change in its definition of Adjusted EBITDA to include net pension income. This change is reflected in both periods presented.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Six Months Ended June 30, 2022 and 2021
(in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2022	2021
Net cash provided by (used in) operating activities	$(23.5)	$88.9

Less: purchases of property, plant and equipment	(33.5)	(27.2)

Free Cash Flow (Non-GAAP)	$(57.0)	$61.7

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of June 30, 2022 and December 31, 2021
(in millions, except ratio)
(UNAUDITED)

	June 30, 2022		December 31, 2021
Total debt and finance lease obligations on the condensed consolidated balance sheets	$695.9		$803.7
Less: Cash and cash equivalents	11.8		179.9
Net Debt (Non-GAAP)	$684.1		$623.8

Divided by: trailing twelve months Adjusted EBITDA (Non-GAAP) (1)	$231.9		$260.5

Debt Leverage Ratio (Non-GAAP)	2.95	x	2.39	x
______________________________
(1)The calculation of Adjusted EBITDA for the trailing twelve months ended June 30, 2022, and December 31, 2021, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Six Months Ended
	December 31, 2021 (a)	June 30, 2022	June 30, 2021	June 30, 2022
Net earnings (loss)	$37.8	$4.3	$44.6	$(2.5)
Interest expense	59.6	20.2	30.1	49.7
Income tax expense	9.5	1.4	1.8	9.1
Depreciation and amortization	157.3	71.8	80.6	148.5
EBITDA (Non-GAAP)	$264.2	$97.7	$157.1	$204.8
Restructuring, impairment and transaction-related charges	18.9	6.8	(10.8)	36.5
Gains from sale and leaseback	(24.5)	—	(13.7)	(10.8)
Loss on debt extinguishment	0.7	—	—	0.7
Other (b)	1.2	—	0.5	0.7
Adjusted EBITDA (Non-GAAP) (c)	$260.5	$104.5	$133.1	$231.9
______________________________
(a)Financial information for the year ended December 31, 2021, is included as reported in the Company’s 2021 Annual Report on Form 10-K filed with the SEC on February 23, 2022.
(b)Other is comprised of equity in loss of unconsolidated entity and Adjusted EBITDA for unconsolidated equity method investments.
(c)The Company made a change in its definition of Adjusted EBITDA to include net pension income. This change is reflected in both periods presented.
In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended June 30, 2022 and 2021
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended June 30,
	2022	2021
Earnings before income taxes and equity in loss of unconsolidated entity	$6.4	$35.9

Restructuring, impairment and transaction-related charges	3.2	(13.4)
Gain from sale and leaseback	—	(13.7)
Adjusted net earnings, before income taxes (Non-GAAP)	9.6	8.8

Income tax expense at 25% normalized tax rate	2.4	2.2
Adjusted net earnings (Non-GAAP)	$7.2	$6.6

Basic weighted average number of common shares outstanding	52.1	51.3
Plus: effect of dilutive equity incentive instruments	2.0	1.2
Diluted weighted average number of common shares outstanding	54.1	52.5

Adjusted diluted earnings per share (Non-GAAP) (1)	$0.13	$0.13

Diluted earnings per share (GAAP)	$0.10	$0.66
Restructuring, impairment and transaction-related charges per share	0.06	(0.26)
Gain from sale and leaseback per share	—	(0.26)
Income tax expense from condensed consolidated statement of operations per share	0.02	0.02
Income tax expense at 25% normalized tax rate per share	(0.05)	(0.03)
Adjusted diluted earnings per share (Non-GAAP) (1)	$0.13	$0.13
______________________________
(1)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) gain from sale and leaseback; (iii) discrete income tax items; and (iv) equity in loss of unconsolidated entity.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Six Months Ended June 30, 2022 and 2021
(in millions, except per share data)
(UNAUDITED)

	Six Months Ended June 30,
	2022	2021
Earnings before income taxes and equity in loss of unconsolidated entity	$5.7	$46.5

Restructuring, impairment and transaction-related charges	6.8	(10.8)
Gain from sale and leaseback	—	(13.7)
Adjusted net earnings, before income taxes (Non-GAAP)	12.5	22.0

Income tax expense at 25% normalized tax rate	3.1	5.5
Adjusted net earnings (Non-GAAP)	$9.4	$16.5

Basic weighted average number of common shares outstanding	51.8	51.3
Plus: effect of dilutive equity incentive instruments	2.0	1.4
Diluted weighted average number of common shares outstanding	53.8	52.7

Adjusted diluted earnings per share (Non-GAAP) (1)	$0.17	$0.31

Diluted earnings per share (GAAP)	$0.08	$0.85
Restructuring, impairment and transaction-related charges per share	0.13	(0.20)
Gain from sale and leaseback per share	—	(0.26)
Income tax expense from condensed consolidated statement of operations per share	0.02	0.03
Income tax expense at 25% normalized tax rate per share	(0.06)	(0.11)
Adjusted diluted earnings per share (Non-GAAP) (1)	$0.17	$0.31
______________________________
(1)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) gain from sale and leaseback; (iii) discrete income tax items; and (iv) equity in loss of unconsolidated entity.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.